                              EMPLOYMENT AGREEMENT

                  KATZ MEDIA CORPORATION, 125 West 55th Street, New York, New York 10019-5366, its parent corporation, affiliates, subsidiaries, divisions, successors and assigns ("Katz") and Richard E. Vendig, 104 Chapel Road, Waccabac, New York 10597,("Employee") mutually desire and agree to enter into this Employment Agreement the terms and conditions of which are set forth below:

1.       EFFECTIVE DATE

                  The Effective Date of this Employment Agreement is January 1, 1996.

2.       TERM

                  The term of this Employment Agreement shall be three (3) years from the effective date. Thereafter, the term shall be automatically extended for successive one year periods, unless not later than 60 days prior to such automatic extension, Katz or Employee shall have given written notice to the contrary.

3.       DUTIES

                  Employee shall faithfully, diligently, and exclusively perform services on behalf of Katz to the best of his ability during the term of this Employment Agreement. Employee further agrees to perform such duties and to assume such responsibilities as may be assigned to him by Katz.

4.       COMPENSATION:  BASE SALARY; DISCRETIONARY BONUS; BENEFITS

         4.1 For the services rendered by the Employee to Katz, Katz shall pay the Employee a base salary at the monthly rate of $22,916.66 or a salary as otherwise shall be agreed upon, in writing, from time to time by the parties hereto. Salary payments are to be made in accordance with Katz's policies and practices for the payment of wages to senior executive employees.

         4.2 Employee may receive bonuses in accordance with the discretionary 1996 Key Executive Bonus Plan, the terms of which are attached hereto as Exhibit "B." In subsequent years Katz, in its sole and unreviewable discretion, retains the right to alter, amend, modify, or eliminate the Key Executive Bonus Plan.

         4.3 During the term of his employment, Employee will be eligible to participate in Katz's employee benefit programs subject to the same terms and conditions as other Katz senior executive officers, except that Employee may not receive severance pay under both Katz's Severance Plan and receive the enhanced severance pay pursuant to paragraph "9" of this Employment Agreement.

5.       COVENANTS

                  In Consideration of (a) the grant of employment to Employee and/or continuation of that employment by Katz; (b) the arbitration provisions contained herein, which are not available to employees who do not sign this Employment Agreement; (c) the severance pay provisions contained herein, which are not available to employees who do not sign this Employment Agreement and
(d) the providing of access to confidential information, including client contact information, rate information, revenues, profits, financial data, and any other information identified in this Employment Agreement, Employee agrees and covenants that:

                  A.       COMPETITION

                  Employee shall not enter into competition, as such term is defined below, with Katz during the term of Employee's employment with Katz and for an additional period of six (6) months thereafter.

                  As used herein "competition" shall mean the direct or indirect ownership (greater than five percent) or participation in any activity or enterprise that engages in the representation of radio and/or television stations and/or cable systems in the United States and/or continental Europe, including United Kingdom, in the sale of airtime.

                  B.       SOLICITATION OF CUSTOMERS

                  Unless waived in writing by the Chief Executive Officer of Katz, Employee further agrees that he will not, directly or indirectly, during the term of Employee's employment with Katz and for an additional period of six
(6) months thereafter, either voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons now parties to this Employment Agreement, aid or endeavor to solicit the trade or patronize of any of the stations Katz represented within the past 12 months in the United States.

                  C.       SOLICITATION OF EMPLOYEES

                  Unless waived in writing by the Chief Executive Officer of Katz, Employee agrees that he will not, during the term of his employment with Katz and for an additional period of six (6) months thereafter, either voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons not now parties to this Employment Agreement, aid or endeavor to solicit or induce any other employee, employees, consultant and/or consultants of Katz to leave their employment or service of Katz in order to accept employment of any kind with any other person, firm, partnership or corporation with which Employee is or may become associated.

                  D.       CONFIDENTIAL INFORMATION

                  Employee acknowledges and agrees that during the term of the Employee's employment with Katz he will come into contact with, and have access to trade secrets and confidential information, which include,but are not limited to methods,procedures, data processing programs, data bases, formulae, secret processes, research projects and other matters of technical or financial nature, all of which information is not publicly available but has been acquired by Katz at its great effort and expense. This confidential information includes the names and addresses of Katz's employees and other information that is unavailable from directories or other public services. All information not generally known to the public which has been developed and complied by Katz by its effort and expense is agreed by the parties to be confidential. Accordingly, the Employee covenants and agrees to hold all such information and data and any records or documents containing the same in the strictest confidence, and he will not disclose, divulge or reveal the said trade secrets or confidential information to any person or persons whosoever either during the Employee's employment or at any time thereafter without Katz's President's specific written authorization.

                  E.       LOYALTY

                  Employee agrees to be a loyal Employee of Katz. Employee agrees to devote his efforts to the performance of his duties for Katz, to give proper time and attention to furthering Katz's business, and to comply with all rules, regulations, policies, and procedures established or issued by Katz. Employee further agrees that during the term of this Employment Agreement, he shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply his best efforts to the performance of his duties hereunder. Employee also agrees that he shall not usurp any corporate opportunities of Katz.

                  Employee further warrants that he will not, during the term of his employment hereunder, do any act or engage in any conduct, or permit, condone, or acquiesce in any act or conduct of other persons, which could cause Katz to be in violation of any law or statute.

                  Nothing herein shall preclude Employee from acting as a member of the Board of Directors of Curtis Instruments, Inc. In the event, Employee's duties as a Board Member of Curtis Instruments, Inc. present an actual conflict of interest with his duties for Katz, Employee shall notify Katz's Chief Executive Officer, in writing, of the conflict and shall recuse himself from participating in Board of Director meetings and votes which present an actual conflict of interest with Katz. Any other exceptions to this duty of loyalty provision must be approved in writing by the Chief Executive Officer of Katz.

6.       INJUNCTIVE RELIEF

                  Employee acknowledges and agrees that any breach of the obligations to be performed by him under this Employment Agreement is likely to result in irreparable harm to

Katz. To lessen or avoid such harm, Employee consents that if he violates any of such obligations, Katz shall be entitled, among and in addition to any other rights or remedies available under this Employment Agreement or otherwise, to entry of immediate temporary or permanent injunctive relief to prevent Employee from committing or continuing a breach of such obligations. Employee agrees that entry of a temporary restraining order and temporary injunction are proper, without a hearing or contest, to avoid harm to Katz's business. Katz shall not be liable for damages for any act taken to enforce rights which may exist under any other provisions of this Employment Agreement, even if a court were to deny or later vacate injunctive relief. If injunctive relief of any kind is granted by a court to Katz, Employee shall pay to Katz the legal fees and related costs incurred in obtaining that relief.

7.       CONFLICT OF INTEREST

                  Employee may not use his position, influence, knowledge of confidential information or Katz assets for personal gain. A direct or indirect financial interest, including joint ventures in or with a supplier, vendor, client or prospective client without disclosure and written approval from the President of Katz is strictly prohibited and could be ground for dismissal.

8.       TERMINATION OF AGREEMENT

                  The Employer or Employee may terminate this Employment Agreement at any time, with or without cause, and with or without prior notice. After any such termination, all rights, duties, and obligations of both parties shall cease, unless otherwise specified herein, such as those duties and obligations contained in paragraph 5 of this Employment Agreement some of which continue after the term of this Employment Agreement.

9.       ENHANCED SEVERANCE PAY; OUTPLACEMENT; COBRA

         9.1 If Katz terminates Employee's employment prior to the term of this Employment Agreement for any reason, other than cause (as defined in paragraph 9.2, below), Employee shall be entitled to enhanced severance pay, provided Employee executes an Agreement and General Release in the form attached hereto as Exhibit "A," in an amount equal to the severance pay Employee would be entitled to receive under Katz's Severance Pay plus an additional 52 weeks' base salary, less lawful deductions, or an amount equal to Employee's regular monthly base salary, less lawful deductions, for the remainder of the term of this Employment Agreement, whichever is greater. Severance payments shall be made over time in accordance with Katz's regular policies and practices for the payment of wages. Again, Employee is not entitled to receive any severance benefits under the Katz's regular Severance Plan if he elects to receive the enhanced severance benefits set forth above.

                  In the event of Employee's death during receipt of enhanced severance payments, Employee's estate shall be entitled to receive said enhanced severance payments on the same basis as if the Employee had not died.

         9.2 For the purpose of this Agreement, termination of the Employee's employment shall be deemed to have been for cause (and in which case the Employer shall have no obligation to pay the Employee any severance benefits whatsoever) where:

        i. the Employee dies or is unable to render services provided in this agreement for a period of 180 consecutive days or 180 days during any one year period because of illness, physical or mental disability or other incapacity;

        ii. the Employee breaches a fiduciary duty in the performance of his duties hereunder or breaches a material term of this Agreement, which breach is not cured within 30 days after written notice thereof;

        iii. the Employee fails to carry out any reasonable directive of the Board or any superior officer of Katz commensurate with Employee's duties hereunder, which failure shall continue for 30 days after written notice thereof; or

        iv. Employee shall have entered a plea of guilty or nolo contendere to, or been convicted of a felony.

         9.3 Outplacement. In the event of Employee's termination, except for cause, Employee will be eligible to receive reasonable outplacement the cost of which shall not exceed $20,000. Outplacement services shall be for a maximum period of up to twelve months.

         9.4 Medical. If Employee is terminated without cause during the first three years of this Agreement, he shall continue to receive medical and dental coverage on the same basis as if he remained actively employed for the reminder of the term. Presently, senior executives, including Employee, are entitled to participate in and in fact participate in Katz's excess medical plan for senior executives as well as Katz's general medical and dental plan. Thereafter, employee shall be eligible for COBRA benefits.

                  If Employee is terminated without cause after the first three year term of this Agreement, he shall continue to receive medical and dental coverage for 52 weeks after his termination on the same basis as he remained actively employed. Thereafter, Employee shall be eligible for COBRA benefits.

                  If Employee is terminated for cause he shall be entitled to COBRA benefits.

10.      ARBITRATION OF DISPUTES AND JURY WAIVERS

         10.1 The parties hereto agree to arbitrate any dispute, claim, or controversy ("claim") against each other arising out of the cessation of Employee's employment, any claim of unlawful discrimination or harassment that might or did arise during or a as a result of Employee's employment which could have been brought before an appropriate government administrative agency or in an appropriate court including, but not limited to, claims of age discrimination under the Age Discrimination in Employment Act of 1967, as well as any claim or controversy arising under this Employment Agreement.

                  Nothing in this provision precludes Employee from filing a charge or from participating in an administrative investigation of a charge before any appropriate government agency, including participation involuntary conciliation of a charge.

                  The Arbitration shall be arbitrated by one arbitrator in accordance with the Rules for Employment Arbitration of the American Arbitration Association ("AAA"). Employee understands that he and Katz will share equally the costs of commencing an arbitration with the AAA. The decision or award of the arbitration shall be final and binding upon the parties. The arbitrator shall have the power to award any types of legal or equitable relief that would be available in a court of competent jurisdiction for causes of action when such damages are available under the law. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Employee agrees that any relief or recovery to which he is entitled from any claims arising out of his employment, cessation of employment, or any claim of unlawful discrimination shall be limited to that awarded by the arbitrator.

                  A copy of the AAA Employment Dispute Resolution Rules is available from the AAA, 140 West 51st Street, New York, New York 10020-1203, Telephone No. (212) 484-3266.

         10.2 If for any reason this Arbitration Provision is declared unenforceable, Employee agrees to waive any right he may have to a jury trial with respect to any dispute or claim against Katz relating to this Employment Agreement, his employment, termination, or any terms and conditions of his employment, including, but not limited to, claims of age discrimination under the Age Discrimination in Employment Act of 1967, as amended.

         10.3 Employee understands that he would not receive the benefits specified herein, but would be subject to the same terms and conditions of employment as Katz's employees without individual contracts absent the signing of this Employment Agreement. Employee has been advised of his right to consult with counsel regarding this Employment Agreement. Employee's agreement to accept this Employment Agreement can be revoked any time within seven (7) days of signing this Employment Agreement, but such revocation must be signed writing. Employee has had at least 21 days to consider this Employment Agreement.

11.      GOVERNING LAW AND INTERPRETATION

                  This Employment Agreement shall be governed and conformed in accordance with the laws of the State of New York without regard to its conflict of laws provision. Should any provision of this Employment Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Employment Agreement in full force and effect.

12.      AMENDMENT

                  This Employment Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Employment Agreement.

13.      ENTIRE AGREEMENT AND ASSIGNMENT

                  This Employment Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with her decision to sign this Employment Agreement, except for those set forth in this Employment Agreement. Neither this Employment Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee or by Katz.

14.      NOTICES

                  All notices, requests, demands or other communications required or permitted under the Employment Agreement shall be in writing and shall be deemed duly to have been given when mailed by registered or certified mail, return receipt requested, postage prepaid, or personally delivered by-hand or overnight courier to the address stated below or to such changed address as the addressee may have given by similar notice:

To the Company:                      Katz Media Corporation
                                     125 West 55th Street
                                     New York, New York  10019-
                                     Attention:  President

With a copy to:                      Gregory I. Rasin, Esq.
                                     Jackson, Lewis, Schnitzler & Krupman
                                     101 Park Avenue, 37th Floor
                                     New York, New York  10178-3898

To the Employee:                     Mr. Richard E. Vendig
                                     104 Chapel Road
                                     Waccabac, New York  10597

With a copy to:                      Edward D. Sopher, Esq.
                                     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                     399 Park Avenue, 22nd Floor
                                     New York, New York  10022

15.      HEADINGS

                  Section headings are used herein for convenience or reference only and shall not affect the meaning of any provision of this Employment Agreement.

                                     * * *

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Employment Agreement.

                                           /s/ Richard E. Vendig
                                           --------------------------------
                                                   Richard E. Vendig



                                           --------------------------------
                                           Date


                                           Katz Media Corporation


                                           /s/ Thomas F. Olson
                                           --------------------------------
                                                   Thomas F. Olson
                                                   President

                                           --------------------------------
                                           Date

                                   EXHIBIT A

                         AGREEMENT AND GENERAL RELEASE

                  KATZ MEDIA CORPORATION, 125 West 55th Street, New York, New York 10019-5366, its parent corporation, affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Agreement as "Katz"), and Richard E. Vendig, [Employee's Address], ("Employee") agree that:

         1. LAST DAY OF EMPLOYMENT. Employee's last day of employment with Katz is ________________.

         2. CONSIDERATION. In consideration of the mutual promises made herein, Katz agrees to pay Employee enhanced severance pay in accordance with paragraph
9.1 of the parties Employment Agreement. Commencing no later than thirty (30) days after receipt from employee of Exhibit 1 attached hereto.

                  3. REVOCATION. Employee may revoke this Agreement and General Release for a period of seven (7) days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to the Chief Executive Officer of Katz and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to the Chief Executive Officer of Katz or his designee, or mailed to the Chief Executive Officer of Katz and postmarked within seven (7) days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

                  4. GENERAL RELEASE OF CLAIM. EMPLOYEE KNOWINGLY AND VOLUNTARILY RELEASES AND FOREVER DISCHARGES KATZ, OF AND FROM ANY AND ALL CLAIMS, KNOWN AND UNKNOWN, which against Katz, Employee, his heirs, executors, administrators, successors, and assigns (referred to collectively throughout this Agreement as "Employee") have or may have AS OF THE DATE OF EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE, including, but not limited to, any alleged violation of:

         o        The National Labor Relations Act, as amended;

         o        Title VII of the Civil Rights Act of 1964, as amended;

         o Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

         o the Employee Retirement Income Security Act of 1974, as amended;

         o        The Immigration Reform Control Act, as amended;

         o        The Americans with Disabilities Act of 1990, as amended;

         o        The Age Discrimination in Employment Act of 1967, as amended;

         o        The Fair Labor Standards Act, as amended;

         o        The Occupational Safety and Health Act, as amended;

         o        The Family and Medical Leave Act of 1993;

         o        The New York Civil Rights Act, as amended;

         o        The New York Minimum Wage Hour Laws, as amended;

         o        The New York Human Rights Law, as amended;

         o Title 8 of the Administrative Code of the City of New York, as amended;

         o any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

         o        any public policy, contract, tort, or common law; or

         o any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

                  5. NO CLAIMS PERMITTED. Employee waives his right to file any charge or complaint on his own behalf and/or to participate in any charge or complaint which may be made by any other person or organization on his behalf before any federal, state, or local court or administrative agency against Katz, except as such waiver is prohibited by law: e.g., Employee is permitted to file and/or participate in any charge brought under any discrimination statute including the Age Discrimination in Employment Act ("ADEA") before the Equal Employment Opportunity Commission ("EEOC"). Should any such charge or complaint be filed Employee agrees that he will not accept any relief or recovery therefrom. Employee confirms that no charge, complaint, or action exists in any forum or form. Except as prohibited by law (e.g., an ADEA or other discrimination charge filed with the EEOC), in the event that any such claim is filed, it shall be dismissed with prejudice upon presentation of this Agreement and General Release and Employee shall reimburse Katz for the costs, including attorney's fees, of defending any such action.

                  6. NO PARTICIPATION IN CLAIMS. Employee waives any right to in any way voluntarily assist any individual or entity in commencing or prosecuting any action or proceeding including, but not limited to, any administrative agency claims, charges or complaints and/or any lawsuit against Katz or to in any way voluntarily participate or cooperate in any such action or proceeding, except as such waiver is prohibited by law: e.g., Employee is permitted to file and/or participate in an ADEA or other discrimination charge brought before the EEOC.


                  7. CONFIDENTIALITY. Employee agrees not to disclose any information regarding the existence or substance of this Agreement and General Release, except to an attorney with whom Employee chooses to consult regarding his consideration of this Agreement and General Release.

                  8. NO FUTURE APPLICATION FOR EMPLOYMENT. Employee shall not apply in the future for employment with Katz.

                  9. GOVERNING LAW AND INTERPRETATION. This Agreement and General Release shall be governed and conformed in accordance with the laws of the State of New York without regard to its conflict of laws provision. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. However, if any portion of the general release language were ruled to be unenforceable for any reason, Employee shall return the consideration paid hereunder to Katz.

                  10. NONADMISSION OF WRONGDOING. Employee agrees that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by Katz of any liability or unlawful conduct of any kind.

                  11. AMENDMENT. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both Parties wherein specific reference is made to this Agreement and General Release.

                  12. ENTIRE AGREEMENT. This Agreement and General Release and the parties Employment Agreement incorporated herein by reference, set forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement and General Release, except for those set forth in this Agreement and General Release and the Employment Agreement.

                  EMPLOYEE HAS BEEN ADVISED THAT HE HAS AT LEAST TWENTY-ONE
(21) DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE. HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST KATZ.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:


                                           --------------------------------
                                                    Richard E. Vendig


                                           --------------------------------
                                           Date


                                           Katz Media Corporation


                                           By:
                                                ___________________________
                                                Thomas F. Olson
                                                President

                                           --------------------------------
                                           Date

                                   EXHIBIT 1









Thomas F. Olson
President
Katz Media, Inc.
125 West 55th Street
New York, New York  10019-5366

                            Re:      Agreement and General Release

Dear Olson:

                  On [date] I executed an Agreement and General Release between Katz and me. I was advised by Katz, in writing, to consult with an attorney of my choosing, prior to executing this Agreement and General Release.

                  More than seven (7) days have elapsed since I executed the above-mentioned Agreement and General Release. I have at no time revoked my acceptance or execution of that Agreement and General Release and hereby reaffirm my acceptance of that Agreement and General Release. Therefore, in accordance with the terms of our Agreement and General Release, I hereby request payment of the monies described in paragraph 9.1 of the Agreement.

                                         Very truly yours,



                                         Richard E. Vendig

                                   EXHIBIT B

                            1996 KEY EXECUTIVE BONUS

                                                     ASSUME:
                                                     EMPLOYEE W/ANNUAL
                                           C.F.O.    SALARY OF $275,000

SOURCE OF FUNDS FOR BONUS PAY OUT:
                                         2.50%     5%        10%       5.00%
                                         OF BASE   OF BASE   OF BASE   OF BASE

1.   KATZ MEDIA GROUP
     EXCEEDS PRIOR YEAR EARNINGS         $ 6,875

2.   KRG = 1.66%; KTVG = 1.66%; SELTEL
     = 1.66% ADDITIVE AS EACH ACHIEVES
     EARNINGS GOAL - UP TO 5%                      $13,750

3.   KATZ MEDIA GROUP
     ACHIEVES EARNINGS GOAL                                  $27,500

4.   KRG/KTVG/SELTEL ALL ACHIEVE EARNINGS
     GOAL                                                              $13,750

5.   IF KATZ MEDIA GROUP EXCEEDS EARNINGS
     GOAL 5% OF THE EXCESS EARNINGS WILL
     BE AVAILABLE FOR DISTRIBUTION BY THE
     C.E.O.

ADDITIONAL QUALIFICATIONS:

A. ALL BONUS PAYOUTS ARE SUBJECT TO A REVIEW OF PERFORMANCE. BONUS AMOUNTS MAY BE CHANGED SUBJECT TO RESULTS OF THE PERFORMANCE REVIEW.

B.   EXCESS BONUS CAN BE PAID UP TO 2X ANY INDIVIDUALS BASE SALARY.

C. OPERATING EARNINGS WILL BE REDUCED BY THE COMMISSION VALUE OF ACCOUNTS RECEIVABLE FROM CLIENT STATIONS THAT ARE 91 OR OLDER FOR BILLING STATIONS AND 151 DAYS OR OLDER FOR COLLECTION STATIONS.

D. IF THERE ARE INTRA-KATZ MEDIA GROUP STATION MOVES THE ANNUAL BUDGETS OF THE COMPANIES OR DIVISIONS INVOLVED WILL BE ADJUSTED TO REFLECT THE PRO-RATA IMPACT ON COMMISSION & EXPENSES.

E. IT IS POSSIBLE IN THE COMPANY'S SOLE AND UNREVIEWABLE DISCRETION IN A YEAR WITH UNSATISFACTORY CORPORATE FINANCIAL OR OTHER RESULTS THAT BONUSES MAY BE REDUCED OR TOTALLY ELIMINATED.

F. THE COMPANY IS UNDER NO OBLIGATION TO PAY BONUSES TO EMPLOYEES WHO ARE NOT IN ITS EMPLOY ON DECEMBER 31, 1996.